Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions  “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated October 14, 2021, on the financial statements of Guggenheim Active Allocation Fund included in this Registration Statement (Form N-2) (Pre-Effective Amendment No. 2 to File No. 333-256687).

/s/ Ernst & Young LLP
Tysons, Virginia
October 27, 2021